Exhibit 10.5
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (“Agreement”) is made as of                      ___, 2008 by and between TRW Automotive Holdings Corp., a Delaware corporation (the “Company”), and                                          (“Indemnitee”).
RECITALS
     WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;
     WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation itself. The By-laws of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The By-laws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification;
     WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;
     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;
     WHEREAS, this Agreement is a supplement to and in furtherance of the By-laws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;
     WHEREAS, Indemnitee is willing to serve, continue to serve or to take on additional service for or on behalf of the Company on the condition that he be so indemnified; and

     WHEREAS, Indemnitee may be a representative of Blackstone Capital Partners IV L.P. and its affiliates (the “Fund Entities”) and, as such, may have certain rights to indemnification and/or insurance provided by the Fund Entities which the parties hereto and the Fund Entities intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein.
     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and Indemnitee agree as follows:
     Section 1. Definitions. As used in this Agreement:
          (a) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
               i. Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities;
               ii. Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement to effect a transaction described in Sections 1(a)(i), 1(a)(iii) or 1(a)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;
               iii. Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;
               iv. Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

               v. Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.
For purposes of this Section 1(a), the following terms shall have the following meanings:
     (A) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) the Fund Entities, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iv) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
     (B) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.
          (b) “Corporate Status” describes (i) the status of a person who is or was a director, officer, employee or agent of the Company or, if at the time when he was a director, officer, employee or agent of the Company, is or was serving at the request of, or to represent the interests of, the Company as a director, officer, partner, member, trustee, fiduciary, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity, including any charitable or not-for-profit public service organizations or trade associations, including any such service which imposes duties on, or involves services by, Indemnitee with respect to an employee benefit plan, its participants or beneficiaries, and (ii) any action by or omission of such person in connection with such status.
          (c) “Delaware Court” means the Chancery Court of the State of Delaware.
          (d) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding or another Proceeding based on the same claim, issue or matter in respect of which indemnification is sought by Indemnitee.
          (e) “Enterprise” shall mean all entities with respect to which indemnitee has or had Corporate Status.

          (f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
          (g) “Expenses” shall include all reasonable attorneys’ fees, costs, disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding (as defined below), as well as any Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, fines or penalties against Indemnitee.
          (h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and, at the applicable time, neither is, nor in the five years prior to such time had been, retained to represent: (i) the Company or Indemnitee in any matter material to either party (other than with respect to matters concerning other indemnitees under indemnification agreements similar to this Agreement), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
          (i) “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or other proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative, regulatory, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be, or is threatened to be involved as a party or otherwise by reason of Indemnitee’s Corporate Status, whether or not serving in such capacity at the time any liability or expense is incurred, including any such matter pending or threatened on or before the date of this Agreement, but excluding any initiated by Indemnitee.
     Section 2. Services to the Company. Indemnitee agrees to serve and/or continue to serve as a director and/or officer of the Company and may agree to serve and/or continue to serve, at the request of the Company, as a director and/or officer of one or more other corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other entities, including any charitable or not-for-profit public service organizations or trade associations. Indemnitee may at any time and for any reason resign from such position(s) (subject to any other contractual obligation or any obligation imposed by operation of law). This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.

     Section 3. Indemnity. The Company agrees to indemnify and hold harmless Indemnitee, in connection with his Corporate Status, to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:
          (a) For Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this paragraph if Indemnitee, by reason of Indemnitee’s Corporate Status, is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company. Indemnitee shall be indemnified against all Expenses, judgments, fines (including any excise tax assessed with respect to an employee benefit plan), penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.
          (b) For Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this paragraph if Indemnitee, by reason of Indemnitee’s Corporate Status, is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company. Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification for Expenses shall be made under this paragraph in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that, the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.
          (c) For Expenses Where Indemnitee is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee, by reason of his Corporate Status, is a party to and is successful, on the merits or otherwise, in defense of any Proceeding or any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on his behalf in connection with or related to each successfully resolved claim, issue or matter; provided that the Company shall not be obligated under this paragraph to indemnify Indemnitee for any such amount if and to the extent that payment has actually been made to or on behalf of Indemnitee under any insurance policy, contract, agreement or otherwise, except with respect to any excess beyond the amount paid under any insurance policy, contract, agreement or otherwise. For purposes of this paragraph and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

          (d) For Expenses When Indemnitee Serves as a Witness. The Company shall indemnify Indemnitee in accordance with the provisions of this paragraph if Indemnitee, by reason of his Corporate Status, is or prepares to serve as a witness in any Proceeding to which Indemnitee is not a party, for all Expenses actually and reasonably incurred by Indemnitee or on his behalf in connection therewith; it being understood, however, that the Company shall have no obligation under this paragraph to compensate Indemnitee for his time or efforts so expended.
For purposes of this Section 3, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” if he acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.
     Section 4. Exceptions to Right to Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with:
          (a) any amount paid in settlement absent prior written consent to such settlement by the Company (such consent not to be unreasonably withheld);
          (b) any amount otherwise indemnifiable (or for which advancement is provided hereunder) if and to the extent that payment has actually been made to or on behalf of Indemnitee under any insurance policy, contract, agreement or otherwise, except with respect to any excess beyond the amount paid under any insurance policy, contract, agreement or otherwise, except that any such payment made by or on behalf of the Fund Entities shall not reduce the Company’s obligations under this Agreement, it being understood that, consistent with Section 10(e), if applicable, the Company shall bear full responsibility for Jointly Indemnifiable Proceedings; or
          (c) any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or
          (d) except as provided in Section 9(e), in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company, any of its subsidiaries or any other Enterprise, or any such entity’s directors, officers, employees, agents or other indemnitees, unless (i) the Board authorized the Proceeding (or such part of the Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.
     Section 5. Advancement of Expenses. This Section 5 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 4. Notwithstanding any other provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in defending any Proceeding, and such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Such statements shall reasonably evidence the Expenses incurred by or on behalf of Indemnitee and shall include reasonable backup for all costs and disbursements in excess of $250.00. Any such advancements are expressly conditioned on an undertaking by Indemnitee to repay any Expenses advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified for such Expenses. By entering into this Agreement, Indemnitee expressly agrees to such an undertaking and no other form of undertaking shall be required. Any advances and undertakings to repay shall be unsecured and interest free.
     Section 6. Procedure for Requesting Indemnification. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The omission or delay by Indemnitee to request indemnification hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise, except to the extent that the Company is materially prejudiced by the delay, and any such delay shall not constitute a waiver by Indemnitee of any rights under this Agreement.
     Section 7. Procedures for Determining Entitlement to Indemnification.
          (a) Upon written request by Indemnitee for indemnification pursuant to Section 6, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following methods:
               i. by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or by decision of the sole Disinterested Director, if such is the case;
               ii. by a committee of at least three Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;
               iii. if there are no Disinterested Directors or, if such Disinterested Director(s) so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee;

               iv. if so directed by the Board, by the stockholders of the Company; or
               v. where there has been a Change in Control, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.
Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
          (b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(a), the Independent Counsel shall be selected as provided in this Section 7(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or by decision of the sole Disinterested Director, if such is the case, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall be retained as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within thirty (30) days after the submission by Indemnitee of a written request for indemnification pursuant to Section 6, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 7(a). Upon the due commencement of any judicial proceeding pursuant to Section 9(a), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above.

          (c) Duty to Cooperate. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably pertinent to such determination.
          (d) Presumptions. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.
          (e) Timing. If the person, persons or entity empowered or selected under Section 7(a) to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 7(e) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(a) and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(a).
          (f) Effect of Proceeding. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.
          (g) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 7(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
          (h) Actions of Others. The knowledge, actions or omissions of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
     Section 8. Defense of Proceedings. The Company shall be entitled to participate at its own expense in the defense of any Proceeding relating to Indemnitee’s Corporate Status. The Company shall also be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee unless (i) Indemnitee reasonably believes that the use of counsel selected by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Proceeding (including any impleaded parties) include the Company or any subsidiary of the Company and the Indemnitee, and the Indemnitee reasonably believes that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company or such subsidiary, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing. The Company shall not, without the prior written consent of Indemnitee (which shall not be unreasonably withheld), effect any settlement of any Proceeding relating to Indemnitee’s Corporate Status unless such settlement solely involves the payment of money by the Company and includes a complete and unconditional release of the Indemnitee from all liability on all claims that are the subject matter of such Proceeding.
     Section 9. Remedies of Indemnitee.
          (a) In the event that (i) a determination is made pursuant to Section 7(a) that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 7(a) within the applicable time period set forth in Section 7(e), (iv) payment of indemnification is not made pursuant to Section 3(c), Section 3(d) or the last sentence of Section 7(a) within ten (10) days after receipt by the Company of a written request therefor which includes a statement of fees that reasonably evidences the Expenses incurred by or on behalf of Indemnitee and which includes reasonable backup for all Expenses in excess of $250.00, or (v) payment of indemnification pursuant to Section 3 (other than subsections (c) and (d) thereof which are covered above) is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Delaware Court of his entitlement to such indemnification or advancement of Expenses. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this paragraph. The Company shall not oppose Indemnitee’s right to seek any such adjudication.
          (b) Any judicial proceeding commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of either (1) an adverse determination pursuant to Section 7(a) that Indemnitee is not entitled to indemnification, or (2) the absence of a determination that Indemnitee is entitled to indemnification, if such was the case. In any judicial proceeding commenced pursuant to this Section 9 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
          (c) If a determination shall have been made pursuant to Section 7(a) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
          (d) The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.
          (e) The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by or on behalf of Indemnitee in connection with any action brought by Indemnitee for the interpretation, enforcement or defense of Indemnitee’s rights to indemnification or advance of Expenses under this Agreement. Notwithstanding the foregoing, if Indemnitee is not wholly successful on the underlying claims, then Indemnitee shall be entitled to indemnification only to the extent Indemnitee was successful on such underlying claims or otherwise as permitted by law, whichever is greater, and Indemnitee will repay any Expenses advanced for which he was not entitled to indemnification.

     Section 10. Non-exclusivity; Survival of Rights; Insurance; Subrogation.
          (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law (as amended from time to time), the Company’s Certificate of Incorporation, the Company’s By-laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No supplement, modification or amendment of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such supplement, modification or amendment. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
          (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, partners, members, trustees, fiduciaries, employees, or agents of the Company or of any other corporation, limited liability company, partnership, joint venture, trust employee benefit plans or other entities, including any charitable or not-for-profit public service organization or trade associations, for which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
          (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
          (d) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving in his Corporate Status shall be reduced by any amount

Indemnitee has actually received as indemnification or advancement of Expenses from another entity that is part of the Enterprise.
          (e) This Section 10(e) is applicable only if Indemnitee is a representative of the Fund Entities. Given that certain Proceedings may arise for which Indemnitee shall be entitled to indemnification or advancement of Expenses from both the Fund Entities and the Company (“Jointly Indemnifiable Proceedings”) due to the relationship between the Fund Entities and the Company and the service of the Indemnitee as a director and/or officer of the Company at the request of the Fund Entities, the Company acknowledges and agrees that the Company shall be fully responsible for the indemnification of, and advancement of Expenses to, the Indemnitee in connection with any such Jointly Indemnifiable Proceeding, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Fund Entities. Under no circumstance shall the Company be entitled to any right of contribution, subrogation or any other recovery of any kind by the Fund Entities in respect of the Company’s indemnification or advancement and no right of recovery the Indemnitee may have from the Fund Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company hereunder. In the event that any of the Fund Entities shall make any payment to the Indemnitee in respect of indemnification or advancement with respect to any Jointly Indemnifiable Proceeding, such Fund Entity shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Company, who shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Fund Entities to bring suit to enforce such rights. Each of the Fund Entities shall be third-party beneficiaries with respect to this paragraph only and shall be entitled to enforce this paragraph against the Company as though each such Fund Entity was a party to this Agreement.
     Section 11. Contribution. Unless precluded by Section 4, to the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents other than Indemnitee) and Indemnitee in connection with such event(s) and/or transaction(s).
     Section 12. Duration of Agreement. This Agreement shall continue during the period Indemnitee has Corporate Status and for ten (10) years after the last date that Indemnitee shall have ceased to have any Corporate Status upon which time this Agreement is terminated; provided however, that if, as of such termination date, any Proceeding is pending in respect of which Indemnitee has sought rights of indemnification or advancement of Expenses hereunder, or if any proceeding commenced by Indemnitee pursuant to Section 9 is pending, then this Agreement shall continue in full force and effect until one year after the final disposition thereof. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.
     Section 13. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. This Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by law. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with this intent, to the extent necessary to resolve such conflict.
     Section 14. Enforcement.
          (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve in his Corporate Status, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving in such capacity.
          (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation of the Company, the By-laws of the Company, any employment agreement between Indemnitee and the Company or any of its subsidiaries and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
     Section 15. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
     Section 16. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement unless and to the extent that the Company is materially prejudiced by the delay.
     Section 17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, upon receipt, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) sent by reputable overnight courier, upon delivery as confirmed by the courier or (d) sent by facsimile transmission, when confirmation of transmission is received:
          (a) If to Indemnitee:
Name
Address
Phone:
Fax:
or to any other address as may have been furnished to the Company by Indemnitee.
          (b) If to the Company to:
General Counsel
TRW Automotive Holdings Corp.
12001 Tech Center Drive
Livonia, Michigan 48150
Phone: (734) 855-2603
Fax: (734) 855-2473
or to any other address as may have been furnished to Indemnitee by the Company.
     Section 18. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, and (iii) waive, and agree not to assert, any claim or defense that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
     Section 19. Third Party Beneficiaries. Except as specifically provided in Section 10(e), nothing in this Agreement, expressed or implied, is intended or shall be construed to confer any right, remedy or claim upon any person other than the parties, the Company’s successors and assigns, and Indemnitee’s heirs, executors and administrators.
     Section 20. Identical Counterparts. This Agreement may be executed in two or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

     Section 21. Interpretation. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. The word “including” means “including but not limited to” or “including without limitation.” Unless the context expressly indicates otherwise, reference to any Section means such Section of this Agreement.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

TRW AUTOMOTIVE HOLDINGS CORP.	INDEMNITEE

By:

Name:	Name:
Title: